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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
to Tender Ordinary Shares of

PATHEON N.V.
at
$35.00 per share
Pursuant to the Offer to Purchase
dated May 31, 2017
(the "Offer to Purchase")
by
THERMO FISHER (CN) LUXEMBOURG S.À R.L.
a wholly owned subsidiary of
THERMO FISHER SCIENTIFIC INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON AUGUST 10, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) the procedure for delivery of book-entry transfer of ordinary shares, par value €0.01 per share (the "Shares"), of Patheon N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, cannot be completed prior to 9:00 a.m., New York City time, on August 10, 2017 (the "Expiration Time," unless the Offer is extended in accordance with the Purchase Agreement (as defined in the Offer to Purchase), in which event "Expiration Time" will mean the latest time and date at which the Offer (as defined below), as so extended by Purchaser (as defined below), will expire), or (b) time will not permit delivery of all of the required documents to the American Stock Transfer & Trust Company, LLC (the "Depositary") prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by courier, transmitted by facsimile (by Eligible Institutions only) or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

By Courier or Mail: The American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile Transmission (for Eligible Institutions Only): (718) 234-5001 To Confirm Facsimile via Phone (for Confirmation Only): (800) 937-5449

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3—"PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares") to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Thermo Fisher (CN) Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg ("Purchaser") and a wholly owned subsidiary of Thermo Fisher Scientific Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 31, 2017, and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the "Offer"), receipt of which is hereby acknowledged, the number of ordinary shares, par value €0.01 per share (the "Shares"), of Patheon N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), unless and until such Shares to which the Notice of Guaranteed Delivery relates and the required documents are received by the Depositary prior to the Expiration Time.

Number of Shares:

☐    Check here if Shares will be tendered by book-entry transfer

DTC Account Number:

Name of Tendering Institution:

Date:

Name(s) of Holder(s):

(Please Print)

Signature(s):

Address(es):

(Zip Code)

Area Code and Telephone Number(s):

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and, (b) guarantees delivery to the Depositary, within three New York Stock Exchange trading days after the date hereof, at its address set forth above, of (i) a properly completed and duly executed Letter of Transmittal (or, alternatively an Agent's Message (as defined in Instruction 2 of the Letter of Transmittal) in the case of tendering Shares held in "street" name by book-entry transfer), (ii) a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company in the case of tendering Shares held in "street" name by book-entry transfer (pursuant to the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal, if any.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)	Name:	(Please Type or Print)
Title:
Area Code and Tel. No.:	Dated:

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GUARANTEE (Not to be used for signature guarantee)